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                                                                      Exhibit 99

            VALUE CITY DEPARTMENT STORES, INC. ANNOUNCES REFINANCING



COLUMBUS, Ohio, June 12, 2002, Value City Department Stores, Inc. (NYSE: VCD) (the "Company"), together with its principal subsidiaries, announced today the closing of a $525 million refinancing that consists of three separate credit facilities: (i) a new three-year $350 million revolving credit facility agented by National City Commercial Finance, Inc., Fleet Retail Finance Inc., Wells Fargo Retail Finance, LLC, The CIT Group/Business Credit, Inc., and General Electric Capital Corporation, (ii) a new three-year $100 million term loan facility provided equally by Cerberus Partners, L.P. and Schottenstein Stores Corporation, and (iii) an amended and restated $75 million senior convertible loan, initially entered into by the Company on March 15, 2000, which will also be held equally by Cerberus Partners and Schottenstein Stores. The maturity of the senior convertible loan has, as part of the refinancing been extended to March 2009 from September 2003.

These facilities are secured by the inventory, receivables and substantially all other assets of the Company and its subsidiaries. The facilities do not contain financial maintenance covenants. The Company is not required to pay cash interest on either the $100 million term loan facility or the $75 million senior convertible loan for the next two years. In connection with this refinancing, the Company has repaid and terminated its prior revolving credit facility and the $100 million Subordinated Credit Agreement provided by Schottenstein Stores Corporation. Outstanding balances repaid, including letters of credit, aggregated $224 million as of June 12, 2002.

 "As we proceed with our turnaround, it is important that any credit availability issues are put to rest," said Jim McGrady, Value City's Chief Financial Officer. "These financing agreements are a significant step in providing the Company with improved liquidity and added financial flexibility to support our current operating initiatives and growth objectives. We are particularly appreciative of the quality of our lending group, as well as the continuing financial investment by Schottenstein Stores Corporation."

"At closing the Company will have over $115 million of excess availability under the senior credit facility" Mr. McGrady continued. "The refinancing provides us with significant credit availability and liquidity to grow our businesses and execute our strategic plan over the next three years. Our cash pay debt has been reduced by $175 million and the financial maintenance covenants imposed under our prior credit facilities have been eliminated."

Lenard Tessler, Managing Director, Cerberus Capital Management, L.P. added, "We believe in management's vision of Value City and its unique value oriented approach to the consumer. Value City Department Stores, DSW Shoe Warehouse and Filene's Basement are all exciting concepts, providing multiple avenues for future growth."

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"Schottenstein Stores Corporation has long supported Value City Department
Stores. Our continuing participation in the senior credit facilities reaffirms our commitment to the business and belief in the management team," said Thomas Ketteler, Chief Operating Officer of Schottenstein Stores Corporation.

Value City Department Stores, Inc. is a leading off-price retailer operating 117 full-line department stores in the Midwest, mid-Atlantic and southeastern U.S., 21 Filene's Basement Stores and 116 better-branded DSW Shoe Warehouse Stores in major metropolitan areas throughout the country.

Note: Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of the financing to support the Company's current operating initiatives and growth objectives. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended February 2, 2002, as amended. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

SOURCE:  Value City Department Stores, Inc.
Contact: Jim McGrady, Chief Financial Officer - (614) 478-2300